Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check	if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Michael K. Herberger

U.S. Bank National Association

13737 Noel Road, 8th Floor

Dallas, TX 75240

(972) 581-1612

(Name, address and telephone number of agent for service)

Invitation Homes Inc.

(Exact name of obligor as specified in its charter)

Maryland	90-0939055
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Invitation Homes Operating Partnership LP

(Exact name of obligor as specified in its charter)

Delaware	46-4550583
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Invitation Homes OP GP LLC

(Exact name of obligor as specified in its charter)

Delaware	81-4717610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

IH Merger Sub, LLC

(Exact name of obligor as specified in its charter)

Delaware	82-3432206
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 Main Street, Suite 2000 Dallas, TX	75201
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, State of Texas on the 30th of July, 2021.

By:	/s/ Michael K. Herberger
Michael K. Herberger
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

2021-00217-C

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU
SEAL
OF THE
Comptroller
OF THE
CURRENCY
TREASURY DEPARTMENT

2021-00217-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 30, 2021

By:	/s/ Michael K. Herberger
Michael K. Herberger
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2021

($000’s)

3/31/2021
Assets
Cash and Balances Due From	$43,386,652
Depository Institutions
Securities	154,609,348
Federal Funds	0
Loans & Lease Financing Receivables	297,075,286
Fixed Assets	6,148,452
Intangible Assets	13,371,986
Other Assets	27,974,559

Total Assets	$542,566,283
Liabilities
Deposits	$444,618,948
Fed Funds	1,321,015
Treasury Demand Notes	0
Trading Liabilities	1,231,176
Other Borrowed Money	27,466,875
Acceptances	0
Subordinated Notes and Debentures	3,350,000
Other Liabilities	13,255,984

Total Liabilities	$491,243,998
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	36,236,966
Minority Interest in Subsidiaries	800,204

Total Equity Capital	$51,322,285
Total Liabilities and Equity Capital	$542,566,283

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